Exhibit 99.1 NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

OMAHA, NE – October 10, 2008 – Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) announced today its financial results for the third quarter of fiscal year 2008. The Company reported a net loss of $0.9 million, or $0.11 per share, for the three months ending August 31, 2008, and net income of $13.7 million, or $1.81 per share, for the nine months ending August 31, 2008. This compares to net losses in the corresponding periods of the prior year when Green Plains was still a development stage company.

Third quarter 2008 results reflect the seasonal nature of the Agribusiness segment, where the bulk of its business activity occurs during spring planting and fall harvest. Additionally, the third quarter 2008 results include operating costs incurred without corresponding revenues prior to the start-up of the Superior ethanol plant in July 2008 and net hedging losses totaling approximately $1.2 million. However, the hedging losses were more than offset by gains of approximately $2.0 million from sales of corn not used for ethanol production as a result of the delay in start-up of the Superior plant.

“In recent months, there have been extreme fluctuations in commodity markets,” said Wayne Hoovestol, Chief Executive Officer. “Our year-to-date results demonstrate strong operating performance. While our third quarter results reflect a modest loss, we believe that our active risk management practices, which focus on managing margins, have proven effective this quarter.”

Recent Business Highlights

Green Plains’ significant recent accomplishments include:

•

The Superior plant began ethanol production in July 2008. During the quarter, the plant produced 4.2 million gallons of ethanol. Recently, the Superior plant has been producing at approximately 90% of expected operating capacity.

•

Green Plains has initiated in-house ethanol and distillers grains marketing programs. Effective September 30, 2008, Green Plains began to directly market the ethanol produced at the Shenandoah ethanol plant. Green Plains anticipates expansion of its in-house marketing programs in the future.

•

Green Plains reports significant progress towards completion of its previously-announced merger with VBV LLC and its subsidiaries (“VBV”). On October 7, 2008, VBV and its majority-owned subsidiaries approved the previously-announced mergers with our Company. Green Plains’ shareholders approved the merger proposal at a special meeting held on October 10, 2008. We anticipate that the merger transaction will be completed later this month. At closing, VBV’s two ethanol plants and its ethanol marketing and distribution business will be combined with Green Plains’ ethanol production, grain, agronomy, feed and petroleum businesses. The resulting company is expected to have ethanol production capacity of 330 million gallons per year and grain storage capacity of 22 million bushels. Simultaneously at closing, certain of VBV’s equity holders will invest $60 million in Green Plains’ common stock at a price of $10 per share.

Third Quarter 2008 Financial Results

The financial data set forth herein are derived from the Company’s consolidated financial statements.

	Three Months Ended August 31,		Nine Months Ended August 31,
	2008	2007	2008	2007
Statements of Operations Data:
(Amounts in thousands, except per share amounts)

Revenues	$105,944	$9	$219,066	$9
Cost of goods sold	98,110	20	180,023	20
Gross profit	7,834	(11)	39,043	(11)
Operating expenses	7,673	1,751	17,018	6,151
Operating income (loss)	161	(1,762)	22,025	(6,162)

Total other income (expense)	(1,618)	(590)	(3,652)	576

Income (loss) before income taxes	(1,457)	(2,352)	18,373	(5,586)
Income tax provision (benefit)	(575)	32	4,696	(294)

Net income (loss)	$(882)	$(2,384)	$13,677	$(5,292)

Earnings per share:
Basic and Diluted	$(0.11)	$(0.40)	$1.81	$(0.88)

Operating Segments Data:
(Amounts in thousands)
Revenues:
Ethanol	$52,609	$9	$119,478	$9
Agribusiness	53,335	-	99,588	-
	$105,944	$9	$219,066	$9

Gross profit (loss):
Ethanol	$4,983	$(11)	$31,212	$(11)
Agribusiness	2,851	-	7,831	-
	$7,834	$(11)	$39,043	$(11)

Operating income (loss):
Ethanol	$1,280	$(1,762)	$20,556	$(6,162)
Agribusiness	(1,119)	-	1,469	-
	$161	$(1,762)	$22,025	$(6,162)

EBITDA
Ethanol	$2,894	$(2,185)	$24,478	$(5,355)
Agribusiness	(544)	-	2,241	-
	$2,350	$(2,185)	$26,719	$(5,355)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2008	2007	2008	2007
Operating and Other Data:
Ethanol sold (thousands of gallons)	17,007	-	44,352	-
Distillers grains sold (equivalent dried tons)	53,946	341	136,791	341
Average net price of ethanol sold ($ per gallon)	$2.35	$-	$2.17	$-
Average corn cost ($ per bushel)	$5.22	$-	$4.18	$-
Average net price for distillers grains ($ per equivalent dried ton)	$128	$53	$129	$53

	August 31,	November 30,
	2008	2007
Balance Sheets Data:
(Amounts in thousands)
Assets
Current assets	$90,485	$25,179
Property and equipment, net	191,797	147,494
Other assets	13,834	7,599
Total assets	$296,116	$180,272

Liabilities and Stockholders’ Equity
Current liabilities	$54,719	$24,424
Long-term debt	116,632	63,756
Other liabilities	10,918	-
Total liabilities	182,269	88,180

Stockholders’ equity	113,847	92,092
Total liabilities and stockholders' equity	$296,116	$180,272

Ethanol Segment

Total revenues within the Ethanol operating segment during the three and nine months ended August 31, 2008 were $52.6 million and $119.5 million, respectively. Our second ethanol production plant, located in Superior, commenced start-up operations in July 2008, and was not yet operating at full capacity as of August 31, 2008. During the third quarter of fiscal 2008, we sold 17.0 million gallons of ethanol at an average net price of $2.35, which includes net gains on derivative contracts of $0.13 per gallon. During the first nine months of fiscal 2008, we sold 44.3 million gallons of ethanol at an average net price of $2.17, which includes net gains on derivative contracts of $0.05 per gallon. In addition, during this nine-month period, we recognized $17.7 million from sales of distillers grains and $5.7 million from sales of corn held in the Ethanol segment that was not used for ethanol production.

Cost of goods sold within the Ethanol operating segment during the three and nine months ended August 31, 2008 were $47.6 million and $88.3 million, respectively. Green Plains’ average net corn cost during the third quarter of fiscal 2008 was $5.22 per bushel, which includes net losses on derivative contracts of $0.48 per bushel. Green Plains’ average net corn cost during the first nine months of fiscal 2008 was $4.18 per bushel, which includes net gains on derivative contracts of $0.37 per bushel. Cost of corn sold instead of being used in production within the Ethanol segment during the first nine months of fiscal 2008 was $3.7 million.

“Green Plains utilizes commodity derivatives and contracts to manage price risk,” said Jerry L. Peters, Chief Financial Officer.  “We are actively involved in commodity markets to lock-in prices when favorable margins are available.”

As of August 31, 2008, approximately 54% of Green Plains’ estimated corn usage for the next 12 months was subject to fixed-price contracts at a weighted average price of approximately $5.26 per bushel. This included inventory on hand and fixed-price future-delivery contracts for approximately 20.3 million bushels.

As of August 31, 2008, approximately 15% of Green Plains’ forecasted ethanol production during the next 12 months has been sold under fixed-price contracts at a weighted average price of approximately $2.33 per gallon.

As of August 31, 2008, approximately 15% of Green Plains’ forecasted distillers grain production for the next 12 months was subject to fixed-price contracts has been sold under fixed-price contracts at a weighted average price of approximately $136.14 per dried equivalent ton.

Agribusiness Segment

Total revenues within the Agribusiness operating segment during the three and nine months ended August 31, 2008 were $53.3 million and $99.6 million, respectively. During the first nine months of fiscal 2008, we recognized $75.6 million in revenues from grain sales, $27.9 million from sales of agricultural products, and $1.8 million in other revenues. Cost of goods sold within the Agribusiness operating segment during the three and nine months ended August 31, 2008 were $50.5 million and $91.8 million, respectively.

“The Agribusiness segment performed at the low end of our expectations,” said Peters. “However, agribusiness activity is generally slower during summer months.”

Cash Flow

Cash flow, as measured by earnings before interest, income taxes, depreciation and amortization (“EBITDA”), was $2.4 million for the three months ending August 31, 2008, and $26.7 million for the nine months ending August 31, 2008.

“Green Plains’ cash flow was strong for the quarter, allowing us to service debt and maintain a strong balance sheet,” continued Peters.

Green Plains evaluates cash flow performance based on EBITDA.  Management uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Management believes that EBITDA provides useful information to investors as a measure of comparison with peer companies. EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with GAAP. EBITDA calculations may vary from company to company. Accordingly, our computation of EBITDA may not be comparable with a similarly titled measure of another company. The following chart sets forth the reconciliation of net income to EBITDA by operating segment for the periods indicated:

	Three Months Ended August 31, 2008			Three Months Ended August 31, 2007
	Ethanol	Agribusiness	Total	Ethanol	Agribusiness	Total
(Amounts in thousands)

Net income (loss)	$171	$(1,053)	$(882)	$(2,384)	$-	$(2,384)
Interest expense	1,108	638	1,746	146	-	146
Depreciation and amortization	1,493	568	2,061	21	-	21
Income taxes	122	(697)	(575)	32	-	32
EBITDA	$2,894	$(544)	$2,350	$(2,185)	$-	$(2,185)

	Nine Months Ended August 31, 2008			Nine Months Ended August 31, 2007
	Ethanol	Agribusiness	Total	Ethanol	Agribusiness	Total

Net income (loss)	$13,566	$111	$13,677	$(5,292)	$-	$(5,292)
Interest expense	2,670	1,325	3,995	192	-	192
Depreciation and amortization	3,584	767	4,351	39	-	39
Income taxes	4,658	38	4,696	(294)	-	(294)
EBITDA	$24,478	$2,241	$26,719	$(5,355)	$-	$(5,355)

“Green Plains continues to grow and diversify,” concluded Hoovestol. “During the third quarter, we doubled our expected ethanol producing capacity with the opening of the Superior ethanol plant. We have also significantly improved our risk management and marketing programs. With the proposed VBV merger expected to close in the near future, Green Plains is well-positioned to take advantage of future opportunities.”

Additional Information

The proposed merger was submitted to both Green Plains' shareholders and VBV subsidiaries' members for their consideration. Green Plains have filed a registration statement with the SEC, which includes a proxy statement/prospectus regarding the proposed merger.

GREEN PLAINS' INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING VBV AND THE PROPOSED MERGER.

Documents containing information about Green Plains are currently available at the SEC website (www.sec.gov). A free copy of the registration statement is available at that website. Copies of the proxy statement/prospectus can also be obtained, free of charge, by directing a request as follows: Green Plains Renewable Energy, Inc., Attn: Scott B. Poor, Corporate Counsel/Director of Investor Relations, 9420 Underwood Avenue, Suite 100, Omaha NE 68114 or telephone (402) 884-8700. Neither this communication nor the proxy statement/prospectus will constitute an offer to issue Green Plains’ common stock in any jurisdiction outside the United States where such offer or issuance would be prohibited--such an offer or issuance will only be made in accordance with the applicable law of such jurisdiction.

Green Plains and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Green Plains in connection with the proposed merger transactions. Information about the directors and executive officers of Green Plains is set forth in the proxy statement for Green Plains' 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 18, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger transactions may be obtained by reading the proxy statement/prospectus regarding the proposed merger. You may obtain free copies of these documents as described in the preceding paragraph.

About VBV LLC

VBV LLC is a Delaware limited liability company that holds majority interest in Indiana Bio-Energy, LLC of Bluffton, IN, and Ethanol Grain Processors, LLC, of Obion, TN. Through these two ethanol plant subsidiaries, VBV is expected to have an ethanol operating capacity of 220 million gallons of ethanol per year by fall 2008. VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain.

VBV’s equity holders include NTR plc and Wilon Holdings S.A. NTR, based in Dublin, Ireland, is a leading international developer and operator of renewable energy and sustainable waste management projects. Wilon Holdings, a company organized under the laws of Panama, is controlled by Alain Treuer, a Switzerland-based entrepreneur and venture capitalist. Mr. Treuer has helped develop successful businesses in diverse sectors such as telecom, renewable energy, consumer goods, internet security and biotechnology.

About Green Plains Renewable Energy, Inc.

Green Plains, based in Omaha, NE, has the strategy of becoming a vertically-integrated, low-cost ethanol producer. Green Plains’ Ethanol segment operates two plants in Iowa with a combined expected operating capacity of 110 million gallons of ethanol per year. Green Plains’ Agribusiness segment operates grain storage facilities with a capacity of approximately 19 million bushels. Additionally, the Agribusiness segment has complementary agronomy, feed and petroleum businesses.

This news release may contain, among other things, certain forward-looking statements, with respect to each of Green Plains Renewable Energy, Inc. ("Green Plains"), VBV LLC ("VBV") and the combined company following the proposed mergers (the "Mergers") between Green Plains and VBV, and between Green Plains and Indiana Bio-Energy, LLC, and Ethanol Grain Processors, LLC (the "VBV Subsidiaries") and related transactions (the "Merger Transactions"), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Green Plains, including, without limitation, (i) statements relating to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger Transactions, (ii) statements regarding certain of Green Plains' goals and expectations with respect to shareholder value, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Green Plains' capitalization, and (iii) statements preceded by, followed by or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current beliefs and expectations of Green Plains' and/or VBV's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Green Plains' control).

The following factors, among others, could cause Green Plains' financial performance to differ materially from that expressed in such forward-looking statements: (i) that the Merger Transactions may not ultimately close for any of a number of reasons, such as Green Plains not obtaining shareholder approval or the VBV subsidiaries not obtaining member approval; (ii) that Green Plains will forego business opportunities while the Merger Transactions are pending; (iii) that prior to the closing of the Merger Transactions, the businesses of Green Plains and VBV may suffer due to uncertainty; (iv) that, in the event the Merger Transactions are completed, the combination of Green Plains and VBV may not result in a stronger company; (v) that the costs related to the Merger Transactions will exceed the forecasted benefits; (vi) the risk that the businesses of Green Plains and/or VBV in connection with the Merger Transactions will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that expected revenue synergies and cost savings from the Merger Transactions may not be fully realized or realized within the expected time frame; (viii) the risk that revenues following the Merger Transactions may be lower than expected; (ix) operating costs, revenue loss and business disruption following the Merger Transactions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (x) the inability to obtain governmental approvals of the Merger Transactions on the proposed terms and schedule; (xi) the risk that the strength of the United States economy in general and the ethanol industry specifically may be different than expected results; (xii) potential litigation; (xiii) technological changes; (xiv) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger Transactions and Green Plains' merger with Great Lakes Cooperative which was consummated on April 3, 2008, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (xv) unanticipated regulatory or judicial proceedings or rulings; (xvi) the impact of changes in accounting principles; (xvii) the impact on Green Plains' and/or VBV's businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (xviii) the impact of changes in state and federal energy, environmental, agricultural or trade policies, and (xix) Green Plains' success at managing the risks involved in the foregoing.

Green Plains cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Green Plains, the Merger Transactions or other matters and attributable to Green Plains or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Green Plains does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing.

Company Contacts:

Scott B. Poor, Corporate Counsel / Director of Investor Relations

Green Plains Renewable Energy, Inc.

(402) 884-8700

www.gpreinc.com